UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

H.B. Fuller Company (“H.B. Fuller” or the “Company”) is filing this Current Report on Form 8-K to provide restated unaudited historical financial information for each quarter of the fiscal years ended November 30, 2024 and December 2, 2023 and for the entire 2024 and 2023 fiscal years to reflect a change in operating segments for financial reporting purposes implemented in the first quarter ended March 1, 2025. Throughout the fiscal years ended November 30, 2024 and December 2, 2023, the Company’s business was reported in three operating segments consisting of the Hygiene, Health and Consumable Adhesives, Engineering Adhesives, and Construction Adhesives global business units (GBUs). Beginning with the start of fiscal 2025, the Company reorganized the business and construction segments of its portfolio by selling the Company’s Flooring business and combining its Insulated Glass, Woodworking, and Composite segments, previously part of the Engineering Adhesives GBU, with its Roofing and Building Envelope and Infrastructure (BE&I) segments to form the newly named Building Adhesive Solutions (BAS). This change in operating segments is designed to capture growth in the burgeoning global infrastructure market, including energy, utilities and global data centers, and capitalize on the Company’s existing position in the global architectural market.

The financial information is provided on a retrospective basis as if the changes had taken place at the beginning of the fiscal year ended December 2, 2023. Adjustments to reported results and the financial information related to the Flooring business divested on December 2, 2024 are reflected within the Corporate Unallocated category. Furthermore, the restatement of historical financial information for the years ended November 30, 2024, and December 2, 2023, results in minor variations in the reported revenues and operating income of our Hygiene, Health and Consumable Adhesives operating segment which are primarily driven by changes in prior year customer market allocations over time which have been retroactively realigned to current year models. These changes have no impact on the Company’s consolidated statements of income, consolidated balance sheets, consolidated statements of total equity and consolidated statements of cash flows previously reported for the 2024 and 2023 fiscal years on the basis of generally accepted accounting principles (“GAAP”).

The Company is also providing supplemental unaudited historical revised adjusted measures for each quarter of the fiscal years ended December 2, 2023 and November 30, 2024 and the entire 2023 and 2024 fiscal years that do not conform to generally accepted accounting principles (“non-GAAP measures”), including adjusted net income attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin. The non-GAAP measures reflect the operating segment change. Management has included the non-GAAP information to assist investors in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP measures should not be construed as an alternative to the reported results determined in accordance with GAAP, and the non-GAAP measures may not be consistent with the methodologies used by other companies. The non-GAAP measures have been reconciled to the nearest applicable GAAP measures in the tables below. There was no change to the Company’s non-GAAP measures on a consolidated basis for adjusted net income attributable to H.B. Fuller or adjusted EBITDA as a result of the operating segment change.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	H.B. Fuller Segment Financial Information (Restated for Segment Realignment)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025

H.B. FULLER COMPANY

By:	/s/ Gregory O. Ogunsanya
Gregory O. Ogunsanya
Senior Vice President, General Counsel
and Corporate Secretary

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